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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Titan Corporation 2002 Employee and Director Stock Option and Incentive Plan, the Titan Corporation 2002 Employee Stock Purchase Plan, the Titan Defense Systems Corporation 1997 Stock Option Plan and the Titan Technologies and Information Systems Corporation 1998 Stock Option Plan, to be filed on or about March 10, 2003, of our report dated March 8, 2002, with respect to the consolidated financial statements of Jaycor, Inc. for the years ended January 31, 2002 and 2001 included in a Current Report (Form 8-K) of The Titan Corporation, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

                      ERNST & YOUNG LLP

San Diego, California
March 6, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS